Exhibit 21.1

SUBSIDIARIES OF DOLPHIN ENTERTAINMENT, INC.

42WEST LLC

DOLPHIN KIDS CLUBS LLC

CYBERGEDDON PRODUCTIONS LLC

DOPHIN SB PRODUCTIONS LLC

CLUB CONNECT LLC

DDM MUSIC PUBLISHING LLC

DOLPHIN JOAT PRODUCTIONS LLC

DOLPHIN FILMS INC

(The following are subsidiaries of Dolphin Films, Inc.)

YOUNGBLOOD PRODUCTIONS LLC

DOLPHIN MAX STEEL HOLDINGS LLC

DOLPHIN JB BELIEVE FINANCING LLC

DOLPHIN ASK ME PRODUCTIONS LLC

DOLPHIN FILMS MUSIC PUBLISHING INC

DOLPHIN SPINNING THE GLOBE LLC

THE WISHING SEASON PRODUCTIONS LLC